Exhibit 99.1

PRESS RELEASE

Reviva Pharmaceuticals Holdings, Inc. Reports Third Quarter 2022
Financial Results and Recent Business Highlights

- Over 30% enrollment in ongoing global, pivotal Phase 3 RECOVER trial -

- Topline data for Phase 3 RECOVER trial evaluating brilaroxazine for schizophrenia still expected mid-2023 -

- $23.2M Million in Cash as of September 30, 2022 -

Cupertino, Calif., November 14, 2022 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), cardiovascular, metabolic, and inflammatory diseases, today reported financial results for the third quarter ended September 30, 2022 and summarized recent business highlights.

“With over 30% enrollment across 15 sites in the United States for our pivotal Phase 3 RECOVER trial, multiple sites recently initiated in Europe, and additional sites in India expected by year-end, we remain well-positioned to deliver expected topline data for brilaroxazine in schizophrenia in mid-2023,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “We believe brilaroxazine has broad therapeutic potential beyond schizophrenia. We continue to actively explore non-dilutive financing opportunities, including partnerships, to support expansion into other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD), and attention deficit hyperactive disorder (ADHD), as well as pulmonary indications including pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF), that also arise from underlying dysfunction in serotonin and dopamine signaling.”

Third Quarter 2022 and Recent Business Highlights

●

Global enrollment update for pivotal Phase 3 RECOVER trial reporting over 30% enrolled in the United States, multiple sites initiated in Europe and initiation of sites in India expected before year-end (October 2022)

●	Announced $8.5 million registered direct offering and concurrent private placement (September 2022)

Anticipated Milestones and Events

●	Enrollment initiation at sites in India for RECOVER Phase 3 study expected in Q4 2022

●	Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia anticipated in mid-2023

●	May initiate Phase 2a studies in bipolar disorder, MDD, ADHD, PAH and IPF subject to the receipt of non-dilutive financing in 2023

●	Pursuing strategic partnership opportunities for the development of our pipeline

●	Evaluating grant and other non-dilutive financing opportunities for product candidates from Federal and State Healthcare Agencies and Foundations

PRESS RELEASE

Third Quarter 2022 Financial Results

The Company reported a net loss of approximately $3.5 million, or ($0.18) per share, for the three months ended September 30, 2022, compared to a net loss of approximately $2.3 million, or ($0.12) per share, for the same period in 2021.

As of September 30, 2022, the Company’s cash totaled approximately $23.2 million compared to approximately $29.7 million as of December 31, 2021.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash as of September 30, 2022 will be sufficient to fund its current operating plans through at least November 2023.

First Nine Months Fiscal Year 2022 Financial Results

The Company reported a net loss of approximately $16.2 million, or ($0.87) per share, for the nine months ended September 30, 2022, compared to a net loss of approximately $4.8 million, or ($0.36) per share, for the same period in 2021.

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and RP1208 in the United States (U.S.), Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s RECOVER trial, product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2022	2021
Assets
Cash	$23,191,927	$29,687,944
Prepaid expenses and other current assets	849,023	1,716,057

Total Assets	$24,040,950	$31,404,001

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$2,347,798	$509,583
Accrued expenses and other current liabilities	1,227,934	1,835,228
Total current liabilities	3,575,732	2,344,811
Warrant liabilities	105,699	372,730
Total Liabilities	3,681,431	2,717,541

Commitments and contingencies (Note 9)

Stockholders' equity
Common stock, par value of $0.0001; 115,000,000 shares authorized; 20,442,871 and 14,433,286 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	2,044	1,443
Additional paid-in capital	103,410,464	95,516,986
Accumulated deficit	(83,052,989)	(66,831,969)
Total stockholders' equity	20,359,519	28,686,460

Total Liabilities and Stockholders' Equity	$24,040,950	$31,404,001

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses
Research and development	$2,305,981	$1,423,359	$12,650,388	$2,188,849
General and administrative	1,256,972	1,053,481	3,882,210	3,951,021
Total operating expenses	3,562,953	2,476,840	16,532,598	6,139,870
Loss from operations	(3,562,953)	(2,476,840)	(16,532,598)	(6,139,870)
Other income (expense)
Gain on remeasurement of warrant liabilities	—	200,273	267,031	1,312,899
Interest and other income (expense), net	49,509	(547)	56,961	(3,948)
Total other income (expense), net	49,509	199,726	323,992	1,308,951
Loss before provision for income taxes	(3,513,444)	(2,277,114)	(16,208,606)	(4,830,919)
Provision for income taxes	1,864	2,102	12,414	6,004
Net loss	$(3,515,308)	$(2,279,216)	$(16,221,020)	$(4,836,923)

Net loss per share:
Basic and diluted	$(0.18)	$(0.12)	$(0.87)	$(0.36)

Weighted average shares outstanding
Basic and diluted	19,269,989	18,455,586	18,737,330	13,554,548